EXHIBIT A

THIS EXHIBIT A, dated August 25, 2010, is Exhibit A to that certain Administration Agreement dated as of May 1, 2006 between Rodney Square Management Corporation and WT Mutual Fund.


Wilmington Prime Money Market Fund            Institutional Shares
                                              Service Shares
                                              W Shares

Wilmington Tax - Exempt Money Market Fund     Institutional Shares
                                              W Shares

Wilmington U.S. Government Money Market Fund  Institutional Shares
                                              Service Shares
                                              W Shares

Wilmington Broad Market Bond Fund             Institutional Shares
                                              A Shares

Wilmington Municipal Bond Fund                Institutional Shares
                                              A Shares

Wilmington Short/Intermediate-Term Bond Fund  Institutional Shares
                                              A Shares

Wilmington Multi-Manager International Fund   Institutional Shares
                                              A Shares

Wilmington Multi-Manager Real Asset Fund      Institutional Shares
                                              A Shares

Wilmington Large-Cap Strategy Fund            Institutional Shares
                                              A Shares

Wilmington Small-Cap Strategy Fund            Institutional Shares
                                              A Shares

Wilmington Aggressive Asset Allocation Fund   Institutional Shares
                                              A Shares

Wilmington Conservative Asset Allocation Fund Institutional Shares
                                              A Shares